Exhibit 99.1




             Advanced Nutraceuticals, Inc. Announces Nasdaq SmallCap
             -------------------------------------------------------
                      Delisting and Other Corporate Matters
                      -------------------------------------

Denver, CO, June 18, 2003 - Advanced Nutraceuticals, Inc. (NASDAQ: ANII), announced today that the Company received a Nasdaq Staff Determination on June 13, 2003 indicating that the Company fails to comply with the $1,000,000, minimum market value of publicly held shares requirement for continued listing set forth in Marketplace Rule 4310(c)(7), and that its securities are therefore subject to delisting from the Nasdaq SmallCap Market. The Company has not paid the final portion of its 2003 SmallCap Market annual fee nor 2002 fee for Listing of Additional Shares, which totals $30,000, and is a further basis for the delisting. On February 3, 2003, the Staff had also notified the Company that the bid price of its common stock had closed below $1 per share for thirty consecutive trading days, and accordingly, it did not comply with MarketPlace Rule 4310(c)(4). The Company's common shares are scheduled to be delisted from the Nasdaq Small Cap System at the opening of business on June 24, 2003. Effective upon the open of business on June 24, 2003, the common shares will be immediately eligible for quotation on the OTC Bulletin Board under the symbol ANII.

ANII is a holding company with two operating subsidiaries, Bactolac Pharmaceutical Inc., ("Bactolac") and ANI Pharmaceuticals, Inc. (ANIP). Bactolac is a successful manufacturer of vitamins and supplements that has grown rapidly since its inception and has been consistently profitable. ANIP is a contract and private label manufacturer of over-the-counter liquid and powder pharmaceutical products, primarily liquid stomach remedies.

As previously reported, ANIP has incurred significant losses, and has recently hired a new President as well as a very experienced sales professional. Recent bookings and sales levels remain flat to somewhat lower than previous monthly levels. Management remains optimistic about ANIP's future prospects, however ANIP continues to incur losses as current monthly sales levels are still below amounts required to break-even at current margins and product mix. Management continues to closely monitor the performance of this subsidiary, while reviewing expense reduction opportunities and exploring possible alternative strategic opportunities to best enhance the performance and value of the Company.

For additional information contact:

Jeff McGonegal (303) 475-3786 (Email: jmcgonegal@anii.cc) or
Gregory Pusey (303) 722-4008 (Email: gpusey@anii.cc)

--------------------------------------------------------------------------------

This press release includes "forward looking statements" as defined by the Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors ANII believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of ANII. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including adverse changes in market conditions, fluctuations in sales volumes and problems in collecting receivables. Furthermore, ANII does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.